SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13
or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2003

First BanCorp.

(Exact name of registrant as specified in this charter)

Puerto Rico	001-14793	66-0561882

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1519 Ponce De León Avenue, San Juan, Puerto Rico	00908-0146

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 729-8200

SIGNATURES
EX-99/PRESS RELEASE DATED JULY 16, 2003

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits

99 Press Release dated July 16, 2003.

ITEM 9. Regulation FD Disclosure

     On July 16, 2003, First BanCorp. (the “Company”) announced its unaudited results of operations for the second quarter and first half of fiscal year 2003. A copy of the Company’s press release is attached as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference. The comparative prior year “net income applicable to common stock” for the three month ended June 30, 2002 on the Consolidated Statement of Income section contained a typographical error on the July 16, 2003 press release. Accordingly, the amount has been revised and corrected on Exhibit 99.

     The information included in this section and Exhibit 99 attached hereto is intended to be furnished under “Item 12. Results of Operations and Financial Condition” and is included under Item 9 in accordance with SEC Release No. 33-8216.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

FIRST BANCORP.

	By:	/s/ Annie Astor-Carbonell Annie Astor-Carbonell Senior Executive Vice President and Chief Financial Officer

Date: July 18, 2003